Item 26. Exhibit g. iii.. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

RGA REINSURANCE COMPANY
(the “Reinsurer”)

This Amendment will be effective as of the original Agreement Effective Date of each Agreement.

For the policies listed in Exhibit 2, or for the policies reinsured under the “Agreements” listed in Exhibit 1 (individually “the Policy” or collectively “the Policies”) the Reinsurer agrees to follow the guidelines of the Ceding Company on rating or premium changes on the Policy(ies) where permanent substandard ratings and/or flat extras will be [_____].

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-12-16
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-12-16
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-12-16
Peter G Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	12/5/2016

Print name:	Julie A. Decker

Title:	VP & Managing Actuary

RGA REINSURANCE COMPANY

By:	/s/ Thomas R. Dlouhy	Date:	12/5/2016

Print name:	Thomas R. Dlouhy

Title:	VP and Actuary

[page break]

Exhibit 1

Agreements

Agreement Effective Date	Description	RGA Document Number	TAI Code
9/1/1998	VUL	_____	_____
5/1/2001	VUL II/[_____]	[_____]	[_____]
5/1/2001	VUL II/[_____]	[_____]	[_____]
8/1/2008	VUL III	_____	_____

[page break]

Exhibit 2

Policies

Variable Universal Life (VUL), VUL II, VUL III

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

RGA REINSURANCE COMPANY
(the “Reinsurer”)

Effective April 15, 2018 (the “Amendment Effective Date”), the Ceding Company and the Reinsurer agree to amend the Agreements to add [_____].

There will be [_____].

Examples of [_____]:

•	[_____].

[_____].

The [_____].

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	3-22-2018
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	3-22-2018
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	3-22-2018
Peter G Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Rod Cordle	Date:	March 23, 2018

Print name:	Rod Cordle

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Susan Willeat	Date:	3/23/2018

Print name:	Susan Willeat

Title:	VP & Managing Actuary

[page break]

Exhibit 1

Agreements

Agreement Effective Date	Automatic Pool	[_____]	RGA Document Number	TAI Code
8/1/2008	VUL III	_____	_____	_____

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

RGA REINSURANCE COMPANY
(the “Reinsurer”)

Effective July 7, 2018 (the “Amendment Effective Date”), the Ceding Company and the Reinsurer agree to amend the Agreements to add the [_____].

The Ceding Company may [_____] using the following guidelines:

•	[_____]

[_____].

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-1-18
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-1-18
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-1-18
Peter G Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Lisa Rodgers	Date:	Aug 1, 2018

Print name:	Lisa Rodgers

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Thomas R. Dlouhy	Date:	August 1, 2018

Print name:	Thomas Dlouhy

Title:	VP and Actuary

[page break]

Exhibit 1

Agreements

Agreement Effective Date	Treaty	RGA Document Number	TAI Code	Effective
8/1/2008	VUL III	[_____]	[_____]	[_____]

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

RGA REINSURANCE COMPANY
(the “Reinsurer”)

Effective October 1, 2018, the Amendment Effective Date, the Ceding Company and the Reinsurer agree to amend the Agreements to clarify Claims procedures and add Information Security.

1.	The Claims article in the Agreements will be replaced in its entirety with the Claims article in the attached Exhibit 2.
2.	The Gramm-Leach-Bliley Privacy Act language is hereby removed from the Agreements and replaced with the Privacy and Security Requirements article in the attached Exhibit 3 and Exhibit 4.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-28-18
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-28-18
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-28-18
Peter G Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Lisa Rodgers	Date:	Sept 27, 2018

Print name:	Lisa Rodgers

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Joel Phillips	Date:	Sept 27, 2018

Print name:	Joel Phillips

Title:	VP & Actuary

[page break]

Exhibit 1

Agreements

Effective Date of Agreement	Description	RGA Document Number	TAI Code
9/1/1998	VUL	[_____]	[_____]
2/8/1999	VL Select Inforce	_____	_____
5/1/2001	VUL II, [_____]	[_____]	[_____]
4/1/2005	GUL/GVUL	[_____]	[_____]
8/1/2008	VUL III, _____	_____	_____
1/1/1999	VL + Inforce (Allianz)	[_____]	[_____]
5/1/2001	VUL II, _____(Allianz)	_____	_____

[page break]

Exhibit 2 – Claims Article

Coverage/Notice

If there is a claim for death benefits on a reinsured risk, hereunder, the Ceding Company will send to the Reinsurer copies of the proofs of claim, and any other information the Ceding Company may possess pertinent to the claim that the Reinsurer may request.

Claim Payments

The Reinsurer upon receipt of the claim papers shall promptly make payment in settlement of the reinsurance under a claim approved and paid by the Ceding Company for a reinsured risk hereunder. The settlement made by the Ceding Company shall be unconditionally binding upon the Reinsurer for their proportionate share of the benefits on Policies specified in Accepted Coverages whether or not the claim payment is made under the strict Policy conditions or compromised for a lesser amount as long as the settlement was made in accordance with the provisions of this Agreement. The payment to the Ceding Company will include interest as described in the Interest section of this Article. The Reinsurer makes settlement in a lump sum regardless of the method of settlement under the policy.

Proofs

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $ [_____]. In addition, for contestable claims, the Ceding Company will send to the Reinsurer a copy of all papers in connection with the claim including the underwriting papers and investigative reports as soon as they become available.

Contestable Claims

The Ceding Company and the Reinsurer will be bound by the applicable suicide and contestable period and limitations in accordance with state law or the Policy form, whichever governs. If a claim is contestable, the Ceding Company shall send to the Reinsurer the contested claims documentation as required in this Agreement, by any of the following means: facsimile, secure email, express mail, or any other means agreed upon by both Parties. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”1 that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and must make a concerted effort to communicate its comments for each claim in writing (email is acceptable) to the Ceding Company within [_____] business days from the day in which the Reinsurer received the final documentation. If the Reinsurer does not communicate its decision in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the stated time period, the Ceding Company shall proceed to settle, contest or deny the claim without requiring further input from the Reinsurer. The Ceding Company may take into consideration any other reinsurer’s recommendations regarding the claim that was communicated to the Ceding Company within the timeframe specified,

1 The “list of Reinsurer claims personnel” mentioned herein can be updated by sending written notice of a new contact list to the normal Ceding Company claims contacts without a formal amendment, email is acceptable. The Reinsurer has responsibility for updating and maintaining this list. The list may contain one or two individual email addresses and/or a group email folder.

[page break]

but in all cases only the Ceding Company will determine the proper action on the claim and the decision, which will be made exclusively by the Ceding Company, shall be binding on the Reinsurer and all other reinsurers affected by the claim.

Alternatively, the Reinsurer may decline to be a Party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company as if there had been no contest, compromise or litigation. The Reinsurer must make a concerted effort to convey this decision in writing (email is acceptable) within the time period specified above. In such case, the Reinsurer shall not share in any claim expenses involved in such contest, compromise or litigation, or in any reduction in claim amount resulting therefrom.

Claim Expenses

The Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all Policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. For example, litigation expenses related to the contestable claim are considered claim expenses. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Ceding Company shall not be considered claim expenses.

Misstatement of Age or Gender

In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any Policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such Policy.

Interest

The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company for the period preceding the Reinsurer’s payment of its share of the claim. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, to a court as part of an interpleader action, to a state’s unclaimed property division, or if the claim proceeds go under settlement option, from the date of death to the date the supplemental account is opened. Adjustment to reinsurance premiums in such case will be made without interest.

On claims paid by the Reinsurer, in addition to the interest paid to the beneficiary on the claim, if the period of time between when the Ceding Company pays the claim and the Reinsurer reimburses the Ceding Company (provided the Reinsurer has received satisfactory claims proof) exceeds [_____ ] days the Ceding Company reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the claim) from the day the Ceding Company paid the claim to the day the Reinsurer reimburses the Ceding Company.

[page break]

Extra-contractual Obligations

In no event will the Reinsurer participate in Extra-contractual damages, such as punitive or compensatory damages, awarded against the Ceding Company as the result of an act, omission or course of conduct committed by the Ceding Company in connection with the reinsurance under this Agreement except as described in the following sentence. However, for death claim denials, if the Reinsurer was an active Party and consented in advance and in writing to the act, omission or course of conduct of the Ceding Company which resulted in the assessment of extra-contractual damages, such as punitive or compensatory damages or statutory penalties, the Reinsurer shall share in the payment of these damages in proportion to the reinsurance provided under this Agreement.

[page break]

Exhibit 3 - Privacy and Security Requirements Article

The Parties may, from time to time, come into possession of Personal Information and such information may be transmitted by either the Ceding Company or Reinsurer to the other in accordance with the transmitting party’s then current privacy policy and practices, in order to allow the other party to perform pursuant to this Agreement. During the continuation of this Agreement and after its termination, the Ceding Company or Reinsurer shall at all times use reasonable care, consistent with applicable legal and regulatory requirements, to maintain the security, confidentiality, and integrity of Personal Information and shall not make any use of Personal Information beyond the purpose for which it was disclosed. The Ceding Company and Reinsurer agree that they will not transfer Personal Information to any third party, except as provided in this Agreement or as permitted or required by applicable law. The Reinsurer will obtain agreements from any third parties or reinsurers receiving Personal Information that requires the use of reasonable care, consistent with applicable legal and regulatory requirements, to maintain the security, confidentiality and integrity of Personal Information. Notwithstanding the above, the Ceding Company acknowledges that the Reinsurer can aggregate data with other companies reinsured with the Reinsurer and its affiliated companies for its own internal purposes. However, the Reinsurer shall not disclose or release such aggregate data to any third party in a manner that would allow, directly or indirectly, identification of the Ceding Company or any specific policy owner based on name, address, Social Security number, or other personally identifiable information or characteristic. For the avoidance of doubt, any data provided by the Ceding Company to the Reinsurer shall not be singled out for analysis as the underwriting mortality results associated with a single company when presented to or utilized by a direct writing company but will instead be aggregated with data from other companies.

Reinsurer agrees to restrict access to Personal Information to those employees who need to know that information and represents that it has appropriate measures to establish a security program with respect to Personal Information which: (i) ensures the security and confidentiality of Personal Information, (ii) protects against any anticipated threats or hazards to the security or integrity of Personal Information, and (iii) protects against any unauthorized access to or use of Personal Information including access or use that could result in substantial harm or inconvenience to any of Ceding Company’s consumers or customers.

Notwithstanding anything contained herein to the contrary, Reinsurer will immediately in accordance with applicable law, notify Ceding Company of any circumstances involving (i) a “Breach of Security” of Personal Information (the “Notification”). In addition to the Notification, no later than [_____] business days after detection of the Breach of Security, Reinsurer will also provide Ceding Company with a report (the “Report”) summarizing the Breach of Security, which will include, at a minimum, the following information, insofar as it is known to the Reinsurer at such time and unless the Reinsurer is directed in writing by appropriate law enforcement that disclosure of such information will impede a criminal or national security investigation: date, time, description, how the Breach of Security was detected, systems and/or data (including Personal Information) subject to unauthorized access, use, loss, or disclosure, root cause, corrective action taken to date and any additional planned actions. Reinsurer’s obligation to report or respond to a Breach of Security under this section is not an acknowledgement by Reinsurer of any fault or liability with respect to the Breach of Security. For purposes of this Agreement, “Breach of Security” means any unauthorized access to, use, loss or disclosure of Personal Information, (originally provided by the Ceding Company) whether by internal or external source, and whether such information is in electronic, paper, or any other format, including, without limitation, the following: unauthorized access to Personal

[page break]

Information while located on any computer, website or database, unauthorized interception of Personal Information while being transmitted by email, unauthorized acquisition of paper files, or unauthorized use of an ID or password. The Notification shall be communicated by phone and the Report shall be communicated by overnight delivery service using the following contact information:

____________

Personal Information shall mean (i) any “nonpublic personal information” as such term is defined under the Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules and regulations issued thereunder, (ii) any information that can specifically identify an individual, such as name, signature, address, social security number, telephone number or other unique identifier, together with any other information that relates to an individual who has been so identified in any format whether written, electronic or otherwise, (iii) information that can be used to authenticate an individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers) in any format whether written, electronic or otherwise, or (iv) any personally identifiable medical, financial and other personal information, in each case about proposed, current and former applicants, policy owners, contract holders, insureds, claimants and beneficiaries of Insurance Policies.

The Reinsurer shall also comply with the additional data security procedures set forth in Exhibit 4 – Information Security.

[page break]

Exhibit 4 - Information Security

The Reinsurer shall develop and employ administrative, technical, and physical access control procedures, restrictions and safeguards to protect its computer and communication environment, including any Company Information stored thereon, against unauthorized access, use, alteration, or destruction. The Reinsurer agrees that Company Information shall be deemed “Confidential Information” and shall be used by the Reinsurer only in connection with the reinsurance provided under this Agreement.

The Reinsurer shall operate, monitor, review and continually improve a written information security management system (ISMS) in accordance with a standard such as ISO 27001, as same may be amended, supplemented or restated. The Reinsurer shall, at all times, implement, maintain, assess, monitor, and enforce compliance with the Reinsurer’s ISMS.

The Reinsurer shall develop and employ disaster recovery and business continuity plans to ensure that the Reinsurer will continue to provide reinsurance as contemplated under this Agreement. The Reinsurer shall comply with all federal and state laws and industry standards relating to privacy, the protection of personal information and data protection (including without limitation applicable security breach notification obligations).

For so long as the Reinsurer holds Company Information or has access to the Ceding Company’s computer or communications environment, if requested by the Ceding Company, the Reinsurer shall provide the Ceding Company with attestation of the Reinsurer’s security posture and test results.

The Reinsurer shall permit the Ceding Company or, as the Ceding Company may require, the Ceding Company’s representatives or government authorities, directly or in association with an auditor or analyst, to audit the data center architecture, systems and procedures used in connection with the reinsurance provided by the Reinsurer under this Agreement in order to evaluate the Reinsurer’s compliance with security, confidentiality and privacy obligations, detect and assess potential vulnerabilities, and evaluate the Reinsurer’s preparedness for contingencies that could affect such reinsurance. The Reinsurer will (and will cause its subcontractors to) keep and maintain complete and correct books, records and documentation relating to (their) the reinsurance provided under this Agreement.

The Reinsurer shall not transfer, store or process any Company Information in any location outside of the United States of America for other than retrocession purposes without first so notifying the Ceding Company.

The Reinsurer will implement industry standard personnel and administrative controls to mitigate security risks, including but not limited to: (a) background checks on the Reinsurer’s employees with administrator access to the Reinsurer’s hosting platform; and (b) limiting access to the Reinsurer’s hosting platform to authorized individuals.

The Reinsurer shall not permit any subcontractor to access Company Information except for the uses otherwise provided in this Agreement, and the Reinsurer shall prohibit such subcontractors from using Company Information for any other purpose. The Reinsurer remains responsible for its subcontractors’ compliance with the obligations of this Agreement. The Reinsurer shall require any subcontractors to whom the Reinsurer transfers Company Information or permits access to the

[page break]

Reinsurer’s computer or communications environment, to enter into a written agreement with the Reinsurer requiring the subcontractor abide by terms no less protective than this Agreement for protection of the Company Information.

The Reinsurer shall indemnify the Ceding Company for any and all, damages related to unauthorized access, disclosure or use of Company Information. Such damages include but are not limited to (i) actual, direct damages incurred by the claiming entity (ii) governmental fines and/or penalties imposed on the Ceding Company, (iii) costs of remedial actions required by law, and (iv) any costs or charges relating to mitigation.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

RGA REINSURANCE COMPANY
(the “Reinsurer”)

This Amendment is effective August 1, 2019.

The Proofs section of the Claims article in the Agreements is hereby replaced in its entirety with the following:

Proofs

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $[_____]. For incontestable claims with face amounts of $[_____] or less, the Ceding Company will not be required to submit copies of the proofs of claims. For all contestable claims and deaths occurring outside of the U.S. or Canada, however, the Ceding Company will send to the Reinsurer a copy of all non-privileged documents in connection with the claim including the underwriting file and any investigative reports available.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-12-19
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-12-19
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-12-19
Peter G Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Patricia Peters	Date:	7/12/2019

Print name:	Patricia Peters

Title:	VP & Managing Actuary

RGA REINSURANCE COMPANY

By:	/s/ George Barnidge	Date:	7/12/2019

Print name:	George Barnidge

Title:	VP & Actuary

[page break]

Exhibit 1

Agreements

Effective Date of Agreement	Description	RGA Document Number	TAI Code
9/1/1998	VUL	_____	_____
2/8/1999	VL Select Inforce	[_____]	[_____]
5/1/2001	VUL II, [_____]	[_____]	[_____]
4/1/2005	GUL/GVUL	_____	_____
8/1/2008	VUL III, [_____]	[_____]	[_____]
Page 3 of 4 [page break]
1/1/1999	VL + Inforce (Allianz)	[_____]	[_____]
5/1/2001	VUL II, [_____]_(Allianz)	_____	_____

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
AUTOMATIC YRT AGREEMENT
Effective August 1, 2008
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

RGA REINSURANCE COMPANY
(the “Reinsurer”)

Coverage: Variable Universal Life III / Strategic Life 14-2009 (added 1/1/09)
TAI Code: [_____]

On and after January 1, 2020, the Amendment Effective Date, Paragraph A of Article III – Basis of Reinsurance of the Agreement is hereby replaced in its entirety with the following:

A.	Life insurance shall be reinsured on a YRT basis for the net amount at risk under the policy reinsured. The Reinsurer will calculate statutory reserves in accordance with [_____].

Strategic Life 14-2009 is hereby terminated for reinsurance of new business on new lives as of the Amendment Effective Date; however, increases to existing Strategic Life 14-2009 policies shall be reinsured under this Agreement in accordance with the Agreement’s provisions applicable to such increases. The Agreement remains open to new business for the Variable Universal Life III Plan.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 31, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 31, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 31, 2019
Peter G Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Lisa Rodgers	Date:	7/31/19

Print name:	Lisa Rodgers

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Patricia Peters	Date:	7/31/2019

Print name:	Patricia Peters

Title:	VP & Managing Actuary

[_____]